                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             VirtualFund.com, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           [LOGO] VIRTUALFUND.com(TM)
                          YOUR VENTURE RESOURCE COMPANY


                               7090 Shady Oak Road
                          Eden Prairie, Minnesota 55344

                            NOTICE OF ANNUAL MEETING

To the Shareholders of VirtualFund.com, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of VirtualFund.com, Inc. (the "Company") will be held at 4:00 p.m. on Thursday, June 24, 1999 at the Marriott Hotel, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:

1. Elect one director to serve for a three-year term, to elect one director for a two-year term and to elect one director for a one-year term, or until their successors have been duly elected and qualified.

2. Approve an Amendment to the Company's Articles of Incorporation to increase in the number of authorized shares of common stock of VirtualFund.com, Inc. from 30,000,000 to 50,000,000 shares.

3. Approve an amendment to the LaserMaster Technologies, Inc. 1996 Stock Incentive Plan to revise the name of the plan to the VirtualFund.com, Inc. 1996 Stock Incentive Plan, to extend the term of the plan to ten years from the date of shareholder approval of the amendment and to increase the number of shares available for awards under such plan from 1.5 million to 5 million shares.

4. Any other matters of business which may properly come before the meeting. The Board of Directors has fixed the close of business on April 30, 1999 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

We encourage you to take part in the affairs of the Company either in person or by executing and returning the enclosed proxy.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   James H. Horstmann
June 4, 1999                       Chief Financial Officer



  If you are unable to attend this meeting, you are urged to date and sign the enclosed Proxy and return it in the postage-paid envelope enclosed herewith for your convenience, or to vote by mail or on the Internet as described in this document and on the proxy form.

To our Shareholders:

Please come to our 1998 Annual Meeting. The Annual Meeting will be held on Thursday, June 24, 1999 at 4:00 p.m. at the Marriott Hotel, 5801 Opus Parkway, Minnetonka, Minnesota.

This proxy statement describes the matters that management of VirtualFund.com, Inc. intend to present to the shareholders at the Annual Meeting. Accompanying this proxy statement is VirtualFund.com, Inc. report on Form 10-K for fiscal 1998 and a form of proxy. These proxy materials are first being sent to shareholders on or about June 4, 1999.

This year, to make it easier for you to vote, we have arranged for you to deliver your proxy by mail, telephone or through the Internet. If you vote through the Internet this year, you can choose to receive next year's proxy materials on-line rather than in the mail. You can change your vote at any time before the Annual Meeting or by revoking your proxy and voting at the Annual Meeting in person. Instructions for voting are included in this proxy statement.

I look forward to seeing you at the Annual Meeting.

Melvin Masters,
Chief Executive Officer


                                PROXY STATEMENT

The Annual Meeting of Shareholders of VirtualFund.com, Inc. (the "Company") will be held at 4:00 p.m. on Thursday, June 24, 1999 at the Marriott Hotel, 5801 Opus Parkway, Minnetonka, Minnesota. This proxy statement and the accompanying materials are being sent to shareholders of the Company as part of a solicitation for proxies for use at the fiscal 1998 Annual Meeting of Shareholders. The solicitation for proxies is being made by management of the Company. By delivering the enclosed proxy card, you will appoint Melvin Masters and James Horstmann as your agents and proxies to vote your shares of common stock at the Annual Meeting. In this proxy statement, "proxy holders" refers to Mr. Masters and Mr. Horstmann in their capacity as your agents and proxies.

The accompanying form of proxy for use at the meeting and any adjournments thereof is solicited by the Board of Directors of the Company and may be revoked by written notice to the Chief Financial Officer of the Company at any time prior to its exercise, by voting in person at the meeting, or by giving a later dated proxy to the Chief Financial Officer of the Company at any time before voting. Shares represented by a proxy will be voted in the manner directed by the holder of such shares, and if no direction is provided, the proxy will vote in favor of the nominated directors, for the proposals set forth in the Notice of Meeting. If your shares are held by a broker, a proxy card has been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions directing the broker how to vote your shares. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals, but your broker returns the proxy card indicating such lack of authority, your shares will be "broker non-votes" with respect to the proposals for which the broker does not have authority to vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote. As a result, broker non-votes will have no effect on whether the proposals presented to the meeting are passed. Abstention from any proposal set forth in the Notice of Meeting is treated as a vote against such proposal.

All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls.


                      DELIVERY AND REVOCABILITY OF PROXIES


This year, you may vote your shares by delivering a proxy in one of the following ways:

     . BY MAIL. You may mark the enclosed proxy card and mail it in the enclosed postage-prepaid envelope.

     . BY TELEPHONE. You may call from the United States toll free 1-800-240-6326. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. You will be prompted to enter your 3-digit Company number and your 7-digit Control Number which is located on the proxy card. Follow the simple instructions the Voice provides you.

     . BY INTERNET. You may access the website http://www.eproxy.com/vfnd/. You will need to enter your Control Number and then follow the prompts.

If you deliver your proxy by telephone or electronically, please do not mail the enclosed proxy card. If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the meeting will not automatically revoke your previously delivered proxy.

The Internet voting procedure is designed to authenticate shareholders' identities and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS


Only the holders of the Company's common stock whose names appear of record on the Company's books at the close of business on April 30, 1999 are entitled to vote at the Annual Meeting. At the close of business on April 30, 1999, the Company had 15,778,866 shares of common stock ("Common Stock") and 1,499,998 shares of convertible preferred stock ("Preferred Stock") outstanding and entitled to vote. Each share of such Common Stock and Preferred Stock entitles the holder thereof to one vote upon each matter to be voted upon.

The following table sets forth, as of April 30, 1999 certain information with respect to beneficial share ownership by the directors individually; by all persons known to management to own more than 5% of the Company's outstanding Common Stock or Preferred Stock, individually; each executive officer in the summary compensation table below, and by all officers and directors as a group. Except as otherwise indicated, the Shareholders listed below have sole investment and voting power with respect to their shares.


                                                   Number of Beneficially   Percent of Shares
              Name of Beneficial Owner                 Owned Shares            Outstanding
              ------------------------             ----------------------   -----------------

Sihl-Zurich Paper Mill on Sihl AG (1)                      2,742,858             13.3%

Melvin L. Masters (2)                                      2,550,525             12.3%
3213 South Duluth Avenue
Sioux Falls, SD 57105

Stephen Fisher (3)                                           488,758              2.4%

Robert J. Wenzel (4)                                          89,300                *

James H. Horstmann (5)                                        41,250                *

Thomas D. Ryan (6)                                            87,000                *

All officers and directors as a group (8 persons) (7)      3,389,732             16.4%
   * Less than 1%

(1)  Includes warrants to purchase 1,371,429 shares.

(2) Includes 411,428 shares and warrants to purchase 963,667 shares owned by TimeMasters, Inc. ("TMI"); 274,286 shares owned by GRAMPI; 228,572 shares and warrants to purchase 228,572 shares owned by GRAMPI #2.

(3) Includes 488,758 shares of convertible voting Preferred Stock issued to Mr. Fisher in the Company's acquisition of TEAM Technologies, Inc. in December 1998.

(4) Includes 87,500 shares issuable to Mr. Wenzel under options which are exercisable or will become exercisable within 60 days. Also includes shares held as trustee for four education trusts.

(5) Includes 41,250 shares issuable to Mr. Horstmann under options which are exercisable or will become exercisable within 60 days.

(6) Includes 80,000 shares issuable to Mr. Ryan under options which are exercisable or will become exercisable within 60 days.

(7) Includes 277,650 shares issuable under options which are exercisable or will become exercisable within 60 days and warrants to purchase 1,192,239 shares.


                      Proposal 1:   ELECTION OF DIRECTORS


The Board of Directors is divided into three classes pursuant to the Articles and Bylaws of the Company; directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year. The Bylaws of the Company also currently provide that in the event of any vacancy on the Board of Directors occurring during the year, the vacant directorship may be filled by the vote of the remaining directors for the remainder of the unexpired term. There are currently three members of the Board of Directors. George Kline resigned from the board of directors on June 17, 1998. On November 16, 1998 the board elected Roger Wikner to fulfil the unexpired term of Mr. Kline's board seat ending in the year 2000, or until his successor is duly elected and qualified. On April 19, 1999 Ralph Rolen advised the board that he would not seek re-election for his board seat which was to expire at this Annual Meeting, and resigned from the board. On May 11, 1999 the board appointed Stephen Fisher to fulfil the unexpired seat held by Ralph Rolen. On May 6, 1999 Jean Louis Gassee resigned from the board, citing time commitments related to a public offering of stock of Be, Inc. where he is Chief Executive Officer. Rohan Champion resigned from the board of directors on May 17, 1999 due to issues related to a new business for which he is the Chief Executive Officer.

At this Annual Meeting the term of one director will expire. The Board of Directors has nominated Melvin Masters to a three year term ending in the year 2002, or until his successor is duly elected and qualified. The bylaws of the Company require that approximately one third of the directors be elected each year. To comply with the bylaws the Board of Directors has nominated Stephen Fisher to a two-year term ending in the year 2001. The Board of Directors also requests the shareholders to ratify the appointment of Roger Wikner to a board seat ending in the year 2000, or until his successor is duly elected and qualified.

The proxy holder will vote for the election of the nominees described above, unless authority to vote is withheld. The nominees have agreed that they are willing to serve as directors; however, if anyone is unable to serve, the proxy may be voted for such other person as the proxy holder shall, in his discretion, determine.

The following table sets forth information, as of April 30, 1999, concerning the directors of the Company:

                                                                                              Year
                                                                                              Became
Name, Age, Positions, Principal Occupations, Directorships                                   Director
----------------------------------------------------------                                   --------

                    Director whose term will expire in 2001

Melvin L. Masters; age 45; Mr. Masters co-founded LaserMaster Corporation (LMC) in             1989
February, 1986 and has been Chairman, Chief Executive Officer and President of the
Company since it acquired LMC in May 1989.  Mr. Masters is also the sole shareholder, director and CEO of TimeMasters, Inc. (TMI), a company established for the purpose of property management which has additional investments in the fields of wireless voice and data communications, internet services and personal motor sports products.

                    Director whose term will expire in 1999

Roger Wikner; age 57; In 1968, Mr. Wikner joined the Minneapolis investment firm of            1999
Miller & Schroeder. When the firm sold in 1997, he held the positions of Chief
Executive Officer, President and principal shareholder. At Miller & Schroeder, Mr.
Wikner was responsible for developing innovative healthcare, housing and commercial financing programs, with cumulative financings of more than $26 billion. He is one of the nation's recognized authorities on municipal finance and has spoken on numerous professional panels.

                    Director whose term will expire in 2000

Stephen Fisher; age 44; Mr. Fisher is President and Chief Operating Officer of                 1999
RSPnet.com, Inc., a wholly owned subsidiary of the Company.  Mr. Fisher has held this position since December of 1998.  RSPnet.com, Inc. is a regional systems integrator specializing in Internet hosting, integration and support services.
Prior to this and for a period of 23 years, Mr. Fisher was President and Chief
Executive Officer of TEAM Technologies (an Iowa-based systems integrator) and was actively involved in strategic direction and operations.

In fiscal 1998 the Board of Directors met telephonically on February 17, 1998 and in person on April 2 and April 3, 1998. Mr. Gassee attended one meeting and all other directors attended all three meetings and all committee meetings. Each meeting and committee meeting had a quorum of members present. The Board of Directors has: (i) an Audit Committee composed of Mr. Masters and Mr. Wikner, and prior to their resignations, Mr. Champion, Mr. Gassee and Mr. Rolen; (ii) a Stock Option Committee now composed of Mr. Masters and Mr. Wikner; (iii) a Compensation Committee now composed of Mr. Masters and Mr. Wikner; (iv) an Indemnification and Litigation Committee currently composed of Mr. Wikner, Mr. James Horstmann, the Company's Chief Financial Officer, and prior to their resignations, Mr. Rolen and Mr. Gassee, which is charged with reviewing and determining the right to indemnification of officers and directors who may be defendants in litigation and to provide Company direction regarding the management of certain corporate litigation. There is no nominating committee. The Audit Committee is responsible for recommending engagement of the Company's independent auditors, reviewing the scope of the audit, evaluating the comments made by the independent auditor with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Company management, and reviewing the internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee, Stock Option Committee and Compensation Committee met once in fiscal 1998. The Indemnification Committee and Litigation Committee supervised certain corporate litigation in fiscal 1998.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINATED DIRECTORS. THE PROXY HOLDER WILL VOTE IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR ELECTION OF THE NOMINEES AS DIRECTORS.

The following table sets forth information, as of April 30, 1999, regarding the executive officers of the Company:

Name                  Age    Positions
----                  ---    ---------
Melvin L. Masters     45     Chief Executive Officer, President and Chairman of the Board
Robert J. Wenzel      48     Chief Operating Officer and President of ColorSpan Corporation
Thomas D. Ryan        41     Executive Vice President
James Horstmann       38     Chief Financial Officer
David Alexander       40     Secretary
Timothy N. Thurn      43     Treasurer

Mr. Wenzel has been Chief Operating Officer of the Company since October 1991 and President of ColorSpan Corporation (formerly LaserMaster Corporation), the Company's principal operating subsidiary, since October 1989. He joined ColorSpan as General Manager of the PC Division in May 1989.

Mr. Ryan has been Managing Director of ColorSpan Europe, Ltd. since January 1995 and assumed the Executive Vice President position for the Company in May 1996. From 1985 to July 1994, Mr. Ryan worked for Mentor Corporation as Vice President and General Manager of its Minnesota operations.

Mr. Horstmann has been Chief Financial Officer of the Company since May 1997, and prior to that was the Vice President of Materials and Administration for LaserMaster Corporation (now ColorSpan Corporation). Mr. Horstmann has been with the Company since April 1994. Prior to joining the Company, Mr. Horstmann was with the accounting firm of Boulay Heutmaker Zibell & Co., PLLP. Mr. Horstmann is a Certified Public Accountant (CPA).

Mr. Alexander has held the position of Vice President of Information Strategy of the Company since September 1997 and has been Secretary of the Company since January 1998. Mr. Alexander joined LaserMaster Corporation (now ColorSpan Corporation) in 1990 and has held a variety of management positions in Research and Development, Marketing and Business Development.

Mr. Thurn has been Treasurer of the Company since June 1989 and of LaserMaster Corporation (now ColorSpan Corporation) since March 1987. Mr. Thurn has experience as both a public and private accountant. Mr. Thurn is a Certified Public Accountant (CPA) and Certified Management Accountant (CMA).

Officers of the Company are elected annually by the Board of Directors. All of the current officers have been re-elected to serve in the same positions for the coming year.

Compliance with Section 16(a) of the Securities Exchange Act

Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10 percent of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in its Form 10-K any delinquent filing of such reports and any failure to file such reports.

Based upon its review of forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, all such forms were filed on a timely basis by reporting persons.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

One of the primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high caliber executives, and maximize the financial success of the Company by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for the Company by closely aligning their financial interests with stockholder interests. To attain these goals the Company's executive compensation program was designed to include base salary, incentive bonuses and long-term incentives in the form of stock options.

Base Salary. Salaries for executives are reviewed by the Compensation Committee on a periodic basis and may be increased (or decreased) at any time based on:
(1) the Compensation Committee's evaluation of the individual's performance; and
(2) the Company's financial condition. Increases in median competitive pay levels are a secondary factor.

Compensation of the Company's Chief Executive Officer is set by the Board of Directors as a whole, with the Chief Executive Officer abstaining.

The annual compensation for the Chief Executive Officer was set at $250,000 in 1994. The Board of Directors has not made any adjustments to this salary since 1994.

On March 12, 1997, Mr. Masters, Mr. Wenzel and Mr. Ryan, along with two other non-officer members of management, voluntarily offered to decrease their salaries to $175,000 until Company performance improved, or as may be agreed upon with the Compensation Committee. No further adjustment has been made to their salaries since that date.

Annual Incentive. The Company did not establish a cash incentive plan for its officers for fiscal 1998. The Compensation Committee pays bonuses at year end based on an evaluation of performance of the individual during the fiscal year. The Compensation Committee's determination at such times is discretionary and normally is based primarily on overall Company performance and the contribution of each individual to such performance. No specific formula or criteria is established prior to the time such incentive compensation is allocated to the individual.

No incentive bonuses were paid for fiscal 1998.

Long Term Incentives. The Company believes that significant incentives should be provided to executive officers to maximize Shareholder value when such officers hold substantial positions in the Company's common stock or hold benefit awards that are based on the appreciation of such common stock. The Company currently grants stock options that become exercisable over a period of time. This process is administered by the Stock Option Committee, which is composed of Mr. Masters and Mr. Wikner. Mr. Wikner was added to the Stock Option Committee on May 11, 1999 to fill one of the seats previously held by Mr. Gassee and Mr. Rolen.

Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, grants may vest in equal amounts over five to eight years; generally executives must be employed by the Company at the time of vesting in order to exercise the option.

The Committee determines the number of options to be granted based on the expected value of an individual's contribution, or to reflect historical contributions. During fiscal 1998, Mr. Ryan and Mr. Horstmann were granted 120,000 performance options. The options vest based on performance criteria to be set by the Company's CEO.

The Compensation Committee
Melvin Masters
Roger Wickner
Ralph Rolen (Retired Director)
Jean Louis Gassee (Retired Director)


BOARD COMPENSATION COMMITTEE REPORT ON REPRICING OPTIONS

During fiscal 1998, previously granted options were canceled and repriced options were granted for certain key employees and officers of the Company. The repriced options have an exercise price of $3.00 per share. The action was in response to the decline in the market price of the Company's stock during the preceding year and the lack of value in the stock options which had effectively eliminated the incentive value of options with higher exercise prices. The decision was based on a number of other factors including significant events that had taken place during the preceding months. These events included a work force reduction taken in April 1996, the concern over losing skilled employees, the loss of incentives, and the subsequent negative impact these events could have had on the Company's operating results and financial condition. In addition, the Company wanted to retain key employees who were critical to the Company's long range success. The Compensation Committee determined that the repriced options were appropriate long-term incentives for valued employees.

The following table presents information on the repricing of stock options of executive officers employed by the Company during the period the Company has been subject to the reporting requirements of the Securities Exchange Act of 1934.

          VirtualFund.com, Inc.  - Executive Officer Option Repricing


=====================================================================================================
                                                Market                          Length of Original
                                     Number    Price of     Exercise                Option Term
                                       of      Stock at     Price at     New       Remaining at
                                     Options    time of     Time of    Exercise       Date of
          Name              Date    Repriced   Repricing   Repricing    Price        Repricing
-----------------------------------------------------------------------------------------------------
Melvin Masters                        None
Chairman, Chief
 Executive Officer
and President
-----------------------------------------------------------------------------------------------------
Lawrence J. Lukis                     None
Chief Engineer
-----------------------------------------------------------------------------------------------------
Robert J. Wenzel           9/26/97    100,000     $ 3.00      $3.625      $ 3.00  6 years 7 months
  Chief Operating
   Officer and             7/17/96    100,000     $3.625      $4.000      $3.625  7 years 9 months
  President ColorSpan
   Corporation              4/5/94     30,000     $2.250      $3.330      $2.250  1 year  7 months
-----------------------------------------------------------------------------------------------------
Thomas D. Ryan             9/26/97    120,000     $ 3.00      $3.625      $ 3.00  6 years 10 months
  Executive Vice
   President               7/17/96    120,000     $3.625      $4.000      $3.625  6 years 8  months
  VirtualFund.com, Inc.
-----------------------------------------------------------------------------------------------------
James H. Horstmann         9/26/97     90,000     $ 3.00      $3.625      $ 3.00  6 years 10 months
  Chief Financial Officer
-----------------------------------------------------------------------------------------------------
James E. Retterath         7/17/96    120,000     $3.625      $4.000      $3.625  7 years 9 months
  Secretary
-----------------------------------------------------------------------------------------------------
W. Scott Parr (1)           4/5/94     61,113     $2.250      $3.330      $2.250  1 year 7 months
  Director, General
   Counsel
=====================================================================================================

(1) No longer employed by the Company, but was an executive officer at the time of repricing.

The Compensation Committee
Melvin Masters
Roger Wikner
Ralph Rolen (Retired director)
Jean Louis Gassee (Retired director)


                             EXECUTIVE COMPENSATION

                 Summary Of Cash And Certain Other Compensation

The following table provides certain information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four executive officers who earned more than $100,000 in fiscal 1998 (the "named executive officers").

=========================================================================================================================
                                                Annual compensation     Long term compensation
                              --------------------------------------    ----------------------------------
                                                                          Awards
                                                                        ---------------------
                                                                                                  Payouts/    All other
                                                        Other annual    Restricted                LTIP        compen
Name and principal    Year       Salary ($)   Bonus     compensation    stock        Options/     payouts     -sation
position                                       ($)          ($)         award(s)($)  SARs (#)     ($)         ($)
-------------------------------------------------------------------------------------------------------------------------

Melvin Masters         1998      $175,000                                                                     $ 8,904(1)
Chief Executive        1997       208,333                                                                       7,536(1)
 Officer               1996       246,875                                                                       6,736(1)
-------------------------------------------------------------------------------------------------------------------------

Robert Wenzel          1998      $175,000
Chief Operating        1997       208,333
 Officer               1996       203,125                                              220,000
-------------------------------------------------------------------------------------------------------------------------

Thomas D. Ryan         1998      $175,000                                              120,000
Executive Vice         1997       175,000
 President             1996       131,458     $16,500                                   40,000
-------------------------------------------------------------------------------------------------------------------------
Larry Lukis            1998      $149,479                                                                     $12,628(1)
Chief Engineer         1997       177,083                                                                      11,578(1)
                       1996       150,000                                                                      10,908(1)
-------------------------------------------------------------------------------------------------------------------------
 James H. Horstmann    1998      $158,125                                              120,000
 Chief Financial       1997             *
  Officer              1996             *
=========================================================================================================================

*Became executive officer during fiscal 1998.
(1) Premiums for life insurance where the Company is not the beneficiary.

Stock Options

The Company maintains a Stock Incentive Plan pursuant to which executive officers, other employees and certain non-employees providing services to the Company may receive options to purchase the Company's common stock.

There were no grants or exercises of stock options during fiscal 1998 to the Chief Executive Officer. Grants to the other Executive Officers named in the Summary Compensation Table are included in the table.


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                 Potential Realizable
                                                                                             Value at Assumed Annual Rates
                                                                                             of Stock Price ppreciation for
Individual Grants                                                                                    Option  Term
===========================================================================================================================
                                      % of Total
                                       Options/
                        Options/    SARs Granted to
                          SARs        Employees in       Exercise or Base
Name                    Granted       Fiscal Year        Price ($/Share)   Expiration Date         5% ($)    10% ($)
                          (#)
---------------------------------------------------------------------------------------------------------------------------
Thomas D. Ryan          120,000(1)      11.4%                 $3.00        September 2007        $226,404   $573,732
---------------------------------------------------------------------------------------------------------------------------
James H. Horstmann      120,000(1)      11.4%                 $3.00        September 2007        $226,404   $573,732
---------------------------------------------------------------------------------------------------------------------------

(1) Options vest nine years from date of issuance with accelerated vesting contingent upon meeting performance goals as established by the Chief Executive Officer.

The following table summarizes exercises of stock options during fiscal 1998 by the Executive Officers named in the Summary Compensation Table, exclusive of any option grants during fiscal 1998.


AGGREGATED OPTION/SAR EXERCISES IN 1998 FISCAL YEAR AND FY-END OPTION/SAR VALUES

======================================================================================================
                                                                                       Value of
                                                                   Number of          unexercised
                                                                   unexercised         in-the-money
                                                                 options/SARs at     options/SARs at
Name                              Shares                           FY-end (#)          FY-end ($)
                                acquired on     Value realized    exercisable /        exercisable/
                                exercise (#)         ($)          unexercisable      unexercisable (1)
------------------------------------------------------------------------------------------------------
Melvin L. Masters                  -0-              -0-                -0-                  -0-
------------------------------------------------------------------------------------------------------
Robert J. Wenzel                   -0-              -0-           62,500/202,500  $139,581 / $ 202,031
------------------------------------------------------------------------------------------------------
Thomas D. Ryan                     -0-              -0-           70,000/170,000  $109,375 / $ 265,625
------------------------------------------------------------------------------------------------------
Larry Lukis                        -0-              -0-                -0-                 -0-
------------------------------------------------------------------------------------------------------
James H. Horstmann                 -0-              -0-           41,250/168,750  $ 64,453 / $263,672
------------------------------------------------------------------------------------------------------

(1) Represents the difference between the closing price of the Company's common stock on June 30, 1998 and the exercise price of the options.

Long-Term Incentive Plan Awards

Other than the Stock Option Plan reported on above, the Company does not maintain any long-term incentive plans.

Director Compensation

For fiscal year 1998 there was no plan for compensation to non-employee directors. The Company had a consulting agreement with Jean-Louis Gassee at a rate of $12,000 per year, which does not reflect any change from the prior year. The Company believes that the consulting fees paid to Mr. Gassee represent the approximate market value for the consulting services performed and are comparable to that which would be available from non-affiliates with similar expertise and experience. During fiscal 1998 the Company entered into an agreement with Mr. Champion for consulting services at an annual compensation of $50,000, plus 160,000 stock options, vesting over an eight year period so long as Mr. Champion remained a director and consultant. The consulting agreements with Mr. Gassee and Mr. Champion were terminated at the time of their resignations from the Board of Directors. During fiscal 1999 the Company entered into an agreement with Mr. Wikner for consulting services at an annual compensation of $36,000, plus 100,000 stock options, vesting ratably over an eight year period so long as Mr. Wikner remains a director and consultant. The Company believes that the consulting agreement with Mr. Wikner reflects the appropriate market value of the consulting services which Mr. Wikner performs and are comparable to that which would be available from other similar consultants who are not affiliated.

Employment Agreements

At June 30, 1998, the Company had employment agreements with Messrs. Masters, Lukis, Wenzel, Ryan, Horstmann and several other members of management. The agreements for Messrs. Masters, Wenzel and certain members of management renew automatically on an annual basis unless terminated by either party by written notice prior to the renewal date. Mr. Lukis has terminated his agreement on March 29, 1999 to pursue a new venture. The agreements provide for continuation payments equal to 36 months pay for Mr. Masters and one other non-officer. Agreements are in place for 12 months pay for Mr. Wenzel, Mr. Ryan, Mr. Horstmann, and certain other members of management upon termination of employment in certain circumstances, including change of control. As of June 30, 1998 minimum salary levels of $250,000 were set by the Board of Directors for Messrs. Masters and Wenzel, and $200,000 for Mr. Ryan. By mutual agreement, these individuals had previously reduced their compensation to $175,000 in March 1997, and their compensation has not been adjusted to the higher levels set by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

The Chief Executive Officer of the Company, Melvin L. Masters, is a member of the Compensation Committee. Mr. Masters' compensation is set by the Board of Directors as a whole with Mr. Masters abstaining.

Certain Relationships and Related Transactions

As of June 30, 1998 the Company had the following arrangements with certain of its directors, executive officers or five percent shareholders:

     (1) The Company leases space it currently occupies in Shady View I & II, with Grandchildren's Realty Alternative Management Partnership I (GRAMPI), a Minnesota limited partnership. The general partner of GRAMPI is TimeMasters, Inc., a Minnesota corporation which is owned by Melvin L. Masters. One of the limited partners of GRAMPI is the Masters Trust I, of which Ralph Rolen, a retired director of the Company, was Trustee at the time of the negotiations. The Company retained the services of an outside law firm as well as an independent commercial real estate brokerage firm in negotiating the lease. The Company leases 168,034 square feet of space under this agreement which has a term of fifteen years and a monthly base rate as of August 31, 1998, of $100,083. The base rate escalates periodically over the term of the lease. The Company is also required to pay its pro-rata share of property taxes, utilities and essentially all other operating expenses. There is no renewal option. Rent expense under this lease was $1,547,000 in fiscal 1998.

     (2) Under a Use Indemnification Agreement and certain related Board of Directors' actions, the Company has the right to sponsor business and business-related occasions at facilities owned by Masters Trust I and/or Melvin L. Masters and/or TimeMasters, Inc and/or GRAMPI and/or GRAMPI #2. In addition, the Company uses an airplane that is owned by a Company controlled by Mr. Masters, for business-related travel. The Company indemnifies the owners against loss or damage, reimburses out-of-pocket expenses and pays a usage charge based on what management believes are market rates. In the fiscal year ended June 30, 1998 these charges totaled $198,723. The Company also uses the services of a travel agency which was controlled by Mr. Masters during fiscal 1998. Fees paid by the Company directly to the travel agency were less than $1,000.

     (3) The Company has installed a campus-wide TimeMasters, Inc. wireless voice system in its Eden Prairie facility. There are no monthly call operating charges for unlimited use of that system. The system hardware was acquired in fiscal 1995 for $211,000 based on competitive proposals for two other comparable systems. Upgrades to the system amounted to $52,970 in fiscal 1998. TimeMasters, Inc. is a Minnesota corporation wholly-owned by Melvin L. Masters.

     (4) During September and October 1995, ColorSpan Corporation's ("CSC's") cash needs exceeded available cash. To cover short-term cash needs, CSC borrowed $1,765,000 under a demand note from TimeMasters, Inc. (TMI), a corporation controlled by the Company's Chief Executive Officer. The note had stated interest at prime rate plus 1.75% and was satisfied in full in December 1996 through an offset of a note receivable from TMI arising from the sale of common stock by the Company (see item (5) below). In consideration for providing financing to CSC and executing a subordination and forbearance agreement with the Company's senior lender, TMI was issued a warrant for the purchase of 277,953 shares of the Company's common stock at an exercise price of $6.35 per share. This transaction was submitted to and approved by the shareholders at the Company's Annual Meeting in May 1996.

     (5) In September 1996, the Company issued 914,286 shares of restricted common stock in a private placement to TimeMasters, Inc., GRAMPI and GRAMPI #2 (together as a group known as the TimeMasters group), which is controlled by Melvin L. Masters, the Company's CEO. The shares were issued at the market price of $4.375 per share for a total of $4 million. The TimeMasters group was also issued a warrant for the purchase of an additional 914,286 shares at $7.00 per share with an expiration date of September 16, 2004. The TimeMasters group has the right to require the Company to effect up to five demand registrations under the Securities Act within ten years of the closing date of the transaction. The agreement also provides for incidental registration rights during this same period. In addition, shares acquired by TimeMasters upon the exercise of the warrant or conversion right, obtained pursuant to the $1,765,000 demand note discussed in item (4) above, have preferential incidental registration rights expiring September 2006. The Company offset a portion of the proceeds from this sale with CSC's indebtedness to TMI (see item (4) above).

     (6) The Company has occasionally prepaid the rent and lease expense to GRAMPI for the Shady View I and II properties. When rent is prepaid there is an adjustment of the amount paid for rent at the next regular payment date to reflect the prepayment. In addition, interest is charged during the interim period.

     (7) Melvin L. Masters, the Company's CEO, borrowed $585,000 from the Company in November 1996. The amount borrowed was repaid in December 1996 together with interest at 10%.

     (8) In June 1998, the Company loaned $250,000 to GRAMPI. The note is personally guaranteed by Mr. Masters and is secured by certain shares of the Company's common stock owned by GRAMPI, bears interest at the Prime Rate plus 2.0% and was due February 25, 1999 and is currently still outstanding.

     Each of the foregoing transactions was approved by a disinterested majority of the Board of Directors of the Company, by shareholders, or by both. The Company believes that each such transaction is on terms at least as favorable to the Company as could have been obtained from an unaffiliated entity.

     (9) The Company and TimeMasters, Inc. share facilities and expenses from time to time. The intercompany receivable at June 30, 1998 was $87,460. The amount bears interest at 10%.

     (10) The Company purchases certain inventory from Sihl-Zurich Paper Mill on Sihl AG, a greater than 5% shareholder of the Company. Total purchases in fiscal 1998 from Sihl were $2,721,156.

Performance Graph

The following table compares the cumulative total return on the common stock of the Company for the last five years with the Nasdaq Index and with an index of computer corporations listed on Nasdaq, in each case assuming an investment of $100 on June 30, 1993 and the reinvestment of all dividends:


                             [GRAPH APPEARS HERE]

                          6/30/93 12/31/93  6/30/94 12/30/94  6/30/95 12/29/96  6/30/96 12/31/96  6/30/97 12/31/97  6/30/98
NASDAQ US INDEX           $100     $111     $101     $108     $135     $153     $173     $188     $210     $230     $277

NASDAQ COMPUTER INDEX     $100     $104      $82     $115     $147     $180     $209     $242     $263     $292     $426

VFND STOCK PRICE          $100     $234     $203     $193     $145     $155     $126     $155      $55     $124     $126

   Proposal 2:    INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


The Company's Articles of Incorporation currently authorizes the issuance of 30,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of April 30, 1999, 15,778,866 shares of common stock were outstanding and additional 3,629,039 shares were reserved for issuance under the Company's stock incentive plans. The Board of Directors has approved, and is submitting to the shareholders at the Annual Meeting, amendments to the 1996 Stock Option Plan and Director Plan. If such amendments are approved, an additional 3,500,000 shares in the aggregate will be reserved for issuance under such plans. See PROPOSAL NO. 3. Also, in September 1996 the Company issued common stock and warrants in a private placement. Currently there are 3,034,953 warrants outstanding with an average exercise price of $6.91. In addition, there are 1,499,998 shares of preferred stock issued to the shareholders of K & R Technical Services, Inc., related to the acquisition of TEAM Technologies in December 1998. This preferred stock may be converted to common stock, or if the price of the common stock remains below $5.00 per share prior to the conversion date, common stock of comparable value may be issued.

On May 11, 1999, the Board of Directors adopted a resolution to amend the Articles of Incorporation to increase the authorized number of shares of common stock to 50,000,000 shares, subject to shareholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock. If the proposed amendment is approved by the shareholders, Article 3 of the Articles of Incorporation would be amended to read in its entirety as follows:

Article 3. Authorized Shares


     3.1 Authorized Capital Stock. The total number of shares of capital stock which the Corporation is authorized to issue shall be 55,000,000, consisting of 50,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

The authorized capital of the Company has not been changed since June 29, 1994. Since that time, the Company has grown significantly through both internal expansion and through the recent acquisition of TEAM Technologies in December 1998. In September 1996, the Company sold common stock and warrants in a private placement for approximately $12 million dollars, the proceeds of which were used for corporate purposes. In December 1998 the Company acquired TEAM Technologies and issued 1,499,998 shares of preferred stock which may be converted to common stock.

Potential Uses of Common Stock

Although the Company has no immediate obligations or commitments to issue additional shares of common stock, other than pursuant to its existing stock incentive plans, the Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with desired flexibility to issue common stock for proper corporate purposes which may be identified in the future. For example, it may become advantageous for the Company to engage in any or all of the following:

        . to raise additional capital through equity or convertible debt offerings
        .  to acquire other companies using common stock
        . to adopt additional benefit plans involving the issuance of common stock to emloyees, directors or consultants

If required to call a special meeting of shareholders to approve an increase in the authorized capitalization when such purposes are identified, the Company may be prevented from taking advantage of such opportunities because of the time or uncertainty involved in obtaining such shareholder approval.

Dilutive Effects on Current Shareholders

If the shareholders approve the proposed increase in the authorized number of shares of common stock, no additional action or authorization by the Company's shareholders would be necessary prior to the issuance of such shares, unless required by applicable law or the rules of the Nasdaq National Market. If the Company issues additional shares of common stock, such issuance could have a dilutive effect on earnings per share, as well as the voting power of the current shareholders. The Company's shareholders do not have preemptive rights with respect to the common stock. This means that, when the Company issues additional shares of common stock, the current shareholders do not have any preferential rights to purchase such shares.

Potential Anti-Takeover Effects; Management Control

The proposed increase in the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to issue shares of common stock to dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. By potentially discouraging initiation of an unsolicited takeover attempt, the proposed increase in the authorized shares may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Company currently has a shareholder rights plan which may have the effect of preventing a hostile attempt to take over control of the Company by giving shareholders, other than those seeking control, the right to purchase additional shares of stock at prices below market.

The proposed amendment also may have the effect of permitting the Company's current management, including the current Board of Directors, to retain their positions, and place them in a better position to resist changes that shareholders may wish to make if dissatisfied with the conduct of the Company's business.

Required Vote

Approval of the proposed amendment to the Articles of Incorporation to increase the authorized capitalization of the Company, as described above, requires the affirmative (FOR) vote of a majority of the shares present at the Annual Meeting and entitled to vote on this matter. Unless otherwise instructed on the proxy card, the proxy holder will vote the proxies received by them FOR this proposal. Abstentions will have the effect of voting against the proposal.

Approval of this proposal is NOT required to effect the proposed amendment to the 1996 Stock Incentive Plan to increase the number of shares issuable under such plan. See PROPOSAL NO. 3.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 30 MILLION SHARES TO 50 MILLION SHARES.


              Proposal 3:  AMENDMENT OF 1996 STOCK INCENTIVE PLAN


On May 11, 1999, the Board of Directors amended the LaserMaster Technologies, Inc. 1996 Stock Incentive Plan (the "Plan") to reflect the change of the name of the Company to VirtualFund.com, Inc., to extend the term of the plan which would expire by its own terms in May 2006, to ten years from the date of approval by the shareholders, and to increase the number of shares of common stock which may be issuable as awards under the Plan to current and future Company employees, directors and advisors from 1,500,000 shares to 5,000,000 shares, subject to approval by the shareholders at the Annual Meeting. A copy of the Plan may be obtained from the Company's corporate offices at 7090 Shady Oak Road, Eden Prairie, Minnesota, 55344, telephone number: 612-941-8687.

Overview

In 1990 the shareholders of the Company approved the 1990 Restated Stock Option Plan. In May 1996 the Company's shareholders approved the LaserMaster Technologies, Inc. 1996 Stock Incentive Plan which includes up to 1,500,000 shares available as awards. Currently, 1,500,000 shares are granted and outstanding under the 1996 Stock Incentive Plan and 2,129,039 shares are granted and outstanding under the 1990 Restated Stock Option Plan.

The purpose of this Plan is to promote the interests of the Company and its shareholders by attracting and retaining employees, by stimulating the efforts for such employees to contribute to the current and long term success of the Company and by providing an opportunity for such employees to increase their proprietary interests in the Company. These goals are consistent with the principles of the Company's executive compensation program described above in the Committee's Report and the Plan has become an important component of that program.

Plan Administration

The Plan is administered by the Company's Stock Option Committee (the "Committee") or the Company's full Board of Directors. The Committee is composed of one or more directors of the Company who have not received grants of options under the Plan during the 12 months preceding their service. The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of common stock covered by such awards, to set the terms and conditions of such awards, and to determine whether the payment of any amounts received under any award shall or may be deferred. The Committee has the authority to establish rules for the administration of the Plan and determinations and interpretation with respect to the Plan are at the sole discretion of the Committee, whose determinations and interpretations are binding on all interested parties. The Committee has the authority to delegate to one or more officers, and has delegated to Melvin Masters, Chief Executive Officer, authority to exercise the Committee's powers and duties under the Plan with respect to individuals who are not subject to
Section 16 of the Exchange Act.

The Plan provides that the Board of Directors may amend, alter or discontinue the Plan at any time, provided that shareholder approval must be obtained for any such action that, absent such shareholder approval, (i) would cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the Plan;
(ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company; or (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. The Committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively, but the Committee may not amend, suspend or terminate any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

Plan Awards

The Plan permits the granting of a variety of different types of awards: (a) stock options, including incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock options that do not meet such requirements ("Nonqualified Stock Options") and restoration options; (b) stock appreciation rights ("SARs"); (c) restricted stock and restricted stock units; (d) performance awards; (e) dividend equivalents; and (f) other awards valued in whole or in part by reference to or otherwise based upon the Company's stock ("other stock-based award"). Awards may be granted alone, in addition to, in tandem with, or in substitution for any other award granted under the Plan or any other plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive cash, shares of common stock, or other securities, awards or property, or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award may not be less than 100% of the fair market value of the Company's common stock on the
date of the grant of such option, SAR or right.   Determinations of fair market
value under the 1996 Plan are made in accordance with methods and procedures established by the Committee.

Options may be exercised by payment in full of the exercise price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of shares of common stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price.

The Plan provides that the Committee may grant restoration options, separately or together with another option, and may establish the terms and conditions of such restoration options. Pursuant to a restoration option, the optionee would be granted a new option when the payment of the exercise price of the option to which such restoration option relates is made by using shares of common stock owned by the optionee. The new option granted upon such exercise would be an option to purchase the number of shares not exceeding the sum of (i) the number of shares of common stock tendered as payment upon the exercise of the option to which such restoration option relates and (ii) the number of shares of the Company's common stock tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such restoration option relates. Restoration options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any option granted under the Plan or any other such plan at the time of such grant.

The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

Shares of restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may determine. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units have the right, subject to any restrictions imposed by the Committee, to receive shares of common stock at some future date. Upon termination of the holder's employment during the restriction period, restricted stock and restricted stock units are forfeited, unless the Committee determines otherwise.

Performance awards provide the holder thereof the right to receive payments, in whole or in part, upon the achievement of such goals during such performance periods as the Committee shall establish. A performance award granted under the Plan may be denominated or payable in cash, shares of common stock or restricted stock, or other securities, awards or property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares or otherwise, as determined by the Committee) equivalent to the amount of cash dividends with respect to a specified number of shares. The Committee is also authorized to establish the terms and conditions of other stock-based awards.

No award granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by laws of descent and distribution. Each award is exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

Plan Termination

The Plan terminates May 23, 2006, and no awards may be made after that date. Unless otherwise expressly provided in the 1996 Plan or an applicable award agreement, any award granted may extend beyond the end of such period. The proposed amendment will extend the Plan to ten years from the date of approval of the amendment.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. These tax consequences will not be affected by the proposed amendments. The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

With respect to other awards granted under the Plan that are payable either in cash or shares of common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of common stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of common stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of common stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of common stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of common stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

The issuance of the Warrants and the Conversion Right will not constitute a "change of control" under any agreement to which the Company is a party, nor will it affect any change in the rights or privileges under any such agreement other than the warrant or the Note.

Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to surrender shares of common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) to the Company to satisfy federal and state tax obligations.

The Plan is intended to qualify for an exemption from Section 162(m) of the Internal Revenue Code of 1986, as amended. If the Plan so qualifies, income created by options granted to executive officers under the Plan would not be included in income paid to the executive for purposes of determining whether the Company is entitled to a deduction for payments to the executive under section 162(m). If an executive's income from the Company exceeds $1,000,000 and an exemption is not available under Section 162(m), the Company would not be entitled to a deduction for the compensation paid to the executive. Although the Company does not believe that any executive officer is currently, or will be in the foreseeable future, entitled to income related to the Company in an amount that would approach $1,000,000, appreciation in the market value of certain stock related benefits, such as nonqualified stock options, could create income that would normally be deductible by the Company but excludable under
Section 162(m). Accordingly, the Board of Directors believes that provisions designed to qualify the Plan under 162(m) is in the best interests of the Company.

Any employee, officer, non-employee director, consultant or independent contractor of the Company and its affiliates selected by the Committee is eligible to receive awards under the Plan.

Shares Issued and Available

The aggregate number of shares of the Company's common stock which may be issued under all awards granted pursuant to the Plan is 1,500,000 (subject to adjustment as described below). The total number of shares of award which have been awarded under the Plan is 1,500,000. The proposed amendment would add 3,500,000 for an aggregate total of 5,000,0000 shares of the Company's common available for awards granted pursuant to the Plan. If any shares of common stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of shares, the shares previously used for such awards will be available for future awards under the Plan, as amended. Notwithstanding the foregoing, no executive officer of the Company may receive in any single calendar year options under the Plan to purchase more than 300,000 shares of common stock. Except as otherwise provided under procedures adopted by the Committee to avoid double counting with respect to awards granted in tandem with or in substitution for other awards, all shares relating to awards which allow the holder to receive or purchase shares will be counted against the aggregate number of shares available for granting awards under the Plan.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of common stock or other securities of the Company, or other similar corporate transaction or event affects the shares of common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards, and (c) the exercise price with respect to any award.

Information about options granted in 1998 under the plan to the Chief Executive Officer and the four other most highly compensated executive officers can be found in the table under the heading "Options/SAR Grants in the Last Fiscal Year" on Page 8 of this proxy statement. In 1998, options covering 420,000 shares were granted to all employees as a group. 360,000 of that total were granted to executive officers as a group.

No information can be provided with respect to options granted in the future under the Plan, as amended by the proposal. The Company believes that additional awards of stock-based incentives are essential to retain and provide an incentive to key employees who have evidenced considerable commitment to the success of the Company, but that have not been given commensurate compensation during the past several years because of the increased competition the Company has encountered and the effect that such competition, and the Company's development efforts, have had on its results of operations. Further, the Company plans to embark on several new business initiatives during the next several years that it believes will be more successful if the individuals who manage the effort are provided stock-based incentives that accelerate if they are successful in such efforts.

The Company plans to grant options that vest in the distant future, such as nine and a half years from the date of grant, but whose exercisability accelerates if certain performance objectives are achieved. The Company has not formulated performance objectives, has not yet determined the number of shares subject to options that would be granted on such terms, and has not finally committed to the individuals that would receive such options. Such options, or other forms of stock based incentives, may be granted to other officers or employees in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS APPROVE THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN WHICH WOULD REVISE THE NAME OF THE PLAN TO REFLECT THE CHANGE OF NAME OF THE PLAN TO THE VIRTUALFUND.COM, INC. 1996 STOCK INCENTIVE PLAN, EXTENDS THE PLAN TERMINATION TO JUNE 24, 2009, AND INCREASES THE NUMBER OF SHARES AVAILABLE FOR AWARDS UNDER THE PLAN FROM 1,500,000 TO 5,000,000.
APPROVAL OF THE AMENDMENTS REQUIRES AN AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IN PERSON OR BY PROXY.


                                   AUDITORS

The Board of Directors of the Company has appointed Deloitte & Touche, LLP as independent auditors for the Company for the year ending June 30, 1999. Deloitte & Touche, LLP audited the books and accounts of the Company for the years ended June 30, 1995, 1996, 1997 and 1998. Representatives of Deloitte & Touche, LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.


                         SHAREHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF SHAREHOLDERS

Any Shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company at the Company's principal executive offices, 7090 Shady Oak Road, Eden Prairie, Minnesota 55344, in such manner so that such notice is received by the Company on or before August 15, 1999. Any such proposal must be in the form required under the rules and regulations promulgated by the Securities and Exchange Commission.

In addition, if the Company receives notice of a Shareholder proposal to be voted on at the next Annual Meeting of Shareholders after September 15, 1999, the person named as proxies in the Company's proxy statement and form of proxy for such meeting will have discretionary authority to vote on the proposal.


                                OTHER MATTERS

The Board of Directors of the Company knows of no other matters which may come before the Annual Meeting.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            James H. Horstmann
June 4, 1999                Chief Financial Officer

                             VIRTUALFUND.COM, INC.
                           1996 STOCK INCENTIVE PLAN
                           as Amended on May 11, 1999



Section 1.  Purpose.
-------------------

          The purpose of the Plan is to aid in attracting and retaining management personnel of VIRTUALFUND.COM, INC. (the "Company") capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2.  Definitions.
-----------------------

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and
(ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (e) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3. Each member of the Committee shall be a Adisinterested person" within the meaning of Rule 16b-3.

          (f) "Company" shall mean VIRTUALFUND.COM, Inc., a Minnesota corporation, and any successor corporation.

          (g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

          (h) "Eligible Person" shall mean any employer, officer, consultant or independent contractor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. Eligible Person shall not include any Non-Employee Director.

          (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (j)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (k)  "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan, or Section 6(h) of the Plan in the case of grants to Participating Non-Employee Directors, that is not intended to be an Incentive Stock Option.

          (l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option, and shall include Restoration Options.

          (m)  "Other Stock-Based Award" shall mean any right granted under
Section 6(f) of the Plan.

          (n) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

          (o) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

          (p) "Person" shall mean any individual, corporation, partnership, association or trust.

          (q) "Plan" shall mean this 1996 Stock Incentive Plan, as amended from time to time.

          (r) "Reload Options" shall mean any Option granted under Section 6(a)(iv) of the Plan.

          (s) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (t)  "Restricted Stock Unit" shall mean any unit granted under
Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (u) "Rule 16b-3" shall mean Rule 16-b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (v) "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          (w)  "Stock Appreciation Right" shall mean any right granted under
Section 6(b) of the Plan.

Section 3.  Administration.
--------------------------

          (a)  Power and Authority of the Committee.  The Plan shall be
               ------------------------------------
administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

          (b)  Delegation.   The Committee may delegate its powers and duties
               ----------
under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the
                                                    --------  -------
Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Section 4.  Shares Available for Awards.
---------------------------------------

          (a)     Shares Available.   Subject to adjustment as provided in
                  ----------------
Section 4(c), the total number of Shares available for granting Awards under the Plan as amended shall be 5,000,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the numbers of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

          (b)     Accounting for Awards.   For purposes of this Section 4, if an
                  ---------------------
Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

          (c)     Adjustments.   In the event that the Committee shall determine
                  -----------
that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however,
                                                          --------  -------
that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

          (d)     Limitation on Annual Awards to Individuals.   Notwithstanding
                  ------------------------------------------
any other provision in this Plan, no Participant may be granted an Award or Awards under the Plan, the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 300,000 Shares in the aggregate in any one calendar year period. The foregoing annual limitation specifically includes the grant of any "performance-based" awards within the meaning of Section 162(m) of the Code.

Section 5.  Eligibility.
-----------------------

          Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall seem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards.
------------------

          (a)     Options.   The Committee is hereby authorized to grant Options
                  -------
to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

               (i)    Exercise Price.  The purchase price per Share purchasable
                      --------------
               under an Option shall be determined by the Committee; provided,
                                                                     --------
               however, that such purchase price shall not be less than 100% of
               -------
               the Fair Market Value of a Share on the date of grant of such Option.

               (ii)    Option Term.   The term of each Option shall be fixed by
                       -----------
               the Committee.

               (iii)   Time and Method of Exercise.   The Committee shall
                       ---------------------------
               determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

               (iv)    Reload Options.   The Committee may grant Reload Options,
                       --------------
               separately or together with another Option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 or any other applicable law, the Participant would be granted a new Option when the payment of the exercise price of the options to which such Reload Option relates is made by the delivery of Shares owned by the Participant pursuant to the relevant provisions of the Plan or agreement relating to such Option, which new Option would be an Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted Option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload option relates pursuant to the relevant provisions of the Plan or agreement relating to such Option. Reload Options may be granted with respect to Options previously granted under the Plan or any other stock option plan of the Company, and may be granted in connection with any Option granted under the Plan or any other stock option plan of the Company at the time of such grant.

          (b)     Stock Appreciation Rights.   The Committee is hereby
                  -------------------------
authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (c)      Restricted Stock and Restricted Stock Units.   The Committee
                   -------------------------------------------
is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

               (i)    Restrictions.   Shares of Restricted Stock and Restricted
                      ------------
               Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

               (ii)   Stock Certificates.   Any Restricted Stock granted under
                      ------------------
               the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registers in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

               (iii)  Forfeiture; Delivery of Shares.   Except as otherwise
                      ------------------------------
               determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a
               --------  -------
               waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to the Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

          (d)      Performance Awards.    The Committee is hereby authorized to
                   ------------------
grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

          (e)      Dividend Equivalents.   The Committee is hereby authorized to
                   --------------------
grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

          (f)      Other Stock-Based Awards.    The Committee is hereby
                   ------------------------
authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and
      --------  -------
applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchase for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities. as of the date such purchase right is granted.

          (g)  General.
               -------

               (i)    No Cash Consideration for Awards.  Awards shall be granted
                      --------------------------------
               for no cash consideration or for such minimal cash consideration as may be required by applicable law.

               (ii)   Awards May Be Granted Separately or Together.   Awards
                      --------------------------------------------
               may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any Award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

               (iii)    Forms of Payment Under Awards.   Subject to the terms of
                        -----------------------------
               the Plan and of any applicable Award, Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payments or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

               (iv)     Limits on Transfer of Awards.   No Award and no right
                        ----------------------------
               under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the
                             --------  -------
               Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only be the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

               (v)      Term of Awards.   The term of each Award shall be for
                        --------------
               such period as may be determined by the Committee.

               (vi)     Restrictions; Securities Exchange Listing.   All
                        -----------------------------------------
               certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.  Amendment and Termination; Adjustments.
--------------------------------------------------

          Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a)  Amendments to the Plan.   The Board of Directors of the
               ----------------------
Company may amend, alter, suspend, discontinue or terminate the Plan; provided,
                                                                      --------
however, that, notwithstanding any other provision of the Plan or any Award
-------
Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

               (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

               (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

               (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

          (b)       Amendments to Awards.   The Committee may waive any
                    --------------------
          conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

          (c)       Correction of Defects, Omissions and Inconsistencies.
                    ----------------------------------------------------
          The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.  Income Tax Withholding; Tax Bonuses.
-----------------------------------------------

          (a)        Withholding.   In order to comply with all applicable
                     -----------
federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

          (b)         Tax Bonuses.     The Committee, in its discretion, shall
                      -----------
have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.  General Provisions.
------------------------------

          (a)        No Rights to Awards.   No Eligible Person, Participant or
                     -------------------
other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons,
Participants or holders or beneficiaries of Awards under the Plan.   The terms
and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

          (b)        Award Agreements.   No Participant will have rights under
                     ----------------
an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

          (c)        No Limit on Other Compensation Arrangements.   Nothing
                     -------------------------------------------
contained in the Plan shall prevent the Company or any Affiliate form adopting or continuing in effect other or addition compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d)        No Right to Employment.   The grant of an Award shall not
                     ----------------------
be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

          (e)        Governing Law.   The validity, construction and effect of
                     -------------
the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

          (f)        Severability.   If any provision of the Plan or any Award
                     ------------
is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to confirm to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

          (g)        No Trust or Fund Created.   Neither the Plan nor any Award
                     ------------------------
shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (h)        No Fractional Shares.   No Fractional Shares shall be
                     --------------------
issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any Fractional Shares or whether such Fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (i)        Headings.   Headings are given to the sections and
                     --------
subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.  Effective Date of the Plan.
---------------------------------------

          The Plan shall be effective as of the date on which it is approved by the shareholders of the Company.

Section 11.  Term of the Plan.
-----------------------------

          Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on the date which is ten years after the date on which the Plan receives shareholder approval for the proposed May 11, 1999 amendment of the Plan. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

                ENCLOSED IS YOUR PROXY.  YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly delivering your proxy.

In addition to the election of the three directors, there are two proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor (FOR) each of the nominees listed below and in favor (FOR) each of the other two proposals.

The telephone and internet voting procedures are designed to authenticate shareholders' identities and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Shareholders voting via the internet should understand there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that will be borne by the shareholder.

By executing and returning the proxy you are agreeing to appoint Melvin Masters and James Horstmann, and each of them, in their lawful capacities as proxies, with full power of substitution in each, to represent you and vote the shares of common stock of VirtualFund.com, Inc. which you may be entitled to vote at the Annual Meeting of Shareholders of the Company held on June 24, 1999 at 4:00 p.m. at the Marriott Southwest, 5801 Opus Parkway, Minnetonka, MN 55343, and at any adjournment thereof, on all matters coming before the meeting.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, YOUR PROXY WILL VOTED IN ACCORDANCE WITH SUCH INSTRUCTION UNLESS A CONTRARY DIRECTION IS INDICATED, YOUR PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND 3.

You may deliver this proxy by signing and returning the enclosed proxy card in the enclosed envelope or by telephone or through the internet. DO NOT RETURN THE PROXY FORM IF YOU VOTE BY TELEPHONE OR THROUGH THE INTERNET.

The following describes the matters for which you are requested to vote.

     Proposal 1:   ELECTION OF DIRECTORS

     01 Director:  Melvin Masters
     02 Director:  Stephen Fisher
     03 Director:  Roger Wikner

     Proposal 2:   TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                   VIRTUALFUND.COM, INC.'S COMMON STOCK FROM 30,000,000 TO
                   50,000,000 SHARES.

     Proposal 3:   TO APPROVE AN AMENDMENT TO THE LASERMASTER TECHNOLOGIES, INC.
                   1996 STOCK INCENTIVE PLAN TO REVISE THE NAME OF THE PLAN TO
                   THE VIRTUALFUND.COM, INC. 1996 STOCK INCENTIVE PLAN, TO
                   EXTEND THE TERM OF THE PLAN TO JUNE 24, 2009 AND TO INCREASE
                   THE NUMBER OF SHARES AVAILABLE FOR AWARDS UNDER SUCH PLAN
                   FROM 1,500,000 TO 5,000,000 SHARES.

Please sign the proxy exactly as your name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please give full corporate name and please have a duly authorized officer sign stating title. If signer is a partnership, please sign the partnership name by an authorized person.

You will only need to return the attached proxy form, you do not need to return this page of instructions with your proxy.

                                                                      COMPANY #
                                                                      CONTROL#



There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326  QUICK *** EASY *** IMMEDIATE
 .  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
 .  You will be prompted to enter your 3-digit Company Number and your 7-digit
   Control Number which is located above.
 .  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET  - www.eproxy.com/vfnd/ - QUICK *** EASY *** IMMEDIATE


 .  Use the Internet to vote your proxy 24 hours a day, 7 days a week.
 .  You will be prompted to enter your 3-digit Company Number and your 7-digit
   Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to VirtualFund.com, Inc., c/o Shareowner Services/sm/, P.O. Box 64873, St. Paul, MN 55164-9397.

     If you vote by Phone or Internet, Please do not mail your Proxy Card.

                               Please detach here


--------------------------------------------------------------------------------


The Board of Directors Recommends a Vote FOR Items 1,2, and 3.

1. Election of directors:       01 Director   02 Director                       Vote FOR                Vote WITHHELD
                                03 Director                                     all nominees            from all nominees

(Instructions: To withhold authority to vote for any indicated nominee,          -----------------------------------------
write the number(s) of the nominee(s) in the box provided to the right)         -----------------------------------------

2. Proposal #2                                                                   FOR          AGAINST       ABSTAIN
3. Proposal #3                                                                   FOR          AGAINST       ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED FOR EACH PROPOSAL.
      ---

Address Change? Mark Box                                                          Date____________________________
Indicate changes below:

                                                                                -----------------------------------------
                                                                                -----------------------------------------
                                                                                Signature(s) in Box
                                                                                Please sign exactly as  your name(s) appear on
                                                                                Proxy. If held in joint tenancy, all persons
                                                                                must sign. Trustees, administrators, etc. should
                                                                                include title and authority. Corporation should
                                                                                provide full name or corporation and title of
                                                                                authorized officer signing the proxy.


                             VIRTUALFUND.COM, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            Thursday, June 24, 1999
                                   4:00 p.m.

                               Marriott Southwest
                               5801 Opus Parkway
                             Minnetonka, MN  55343






[LOGO]  VirtualFund.com, Inc.
        7090 Shady Oak Road, Eden Prairie, MN  55344                       proxy
--------------------------------------------------------------------------------
This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 24, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Melvin Masters and James H. Horstmann, and both of them, with full power of substitution, to vote your shares on the matters shown on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                      See reverse for voting instructions